Exhibit 99.1

Chicken Soup for the Soul Entertainment Announces Timing of Regular Monthly Dividend for July for Series A Cumulative Redeemable Perpetual Preferred Stock

COS COB, CT – June 17, 2022 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE, CSSEP, CSSEN), one of the largest operators of advertising-supported video-on-demand (“AVOD”) streaming services, today announced the timing for the payment of its declared regular monthly dividend of $0.2031 per share of its 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock for July 2022. The dividend will be payable on July 15, 2022 to holders of record as of June 30, 2022. The dividend will be paid in cash.

ABOUT CHICKEN SOUP FOR THE SOUL ENTERTAINMENT

Chicken Soup for the Soul Entertainment, Inc. (Nasdaq: CSSE) (the “Company”) operates video-on-demand (VOD) streaming services. The Company owns Crackle Plus, which owns and operates a variety of ad- supported VOD streaming services including Crackle, Chicken Soup for the Soul, Popcornflix, Popcornflix Kids, Truli, Pivotshare, Españolflix and FrightPix. The Company also acquires and distributes video content through its Screen Media and 1091 Pictures subsidiaries and produces original video content through the Chicken Soup for the Soul Television Group. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, the ability of the Company’s content offerings to achieve market acceptance, the Company’s success in retaining or recruiting officers, key employees, or directors, the ability to protect intellectual property, the ability to complete strategic acquisitions, the ability to manage growth and integrate acquired operations, the ability to pay dividends, regulatory or operational risks, and general market conditions impacting demand for the Company’s services. For a more complete description of these and other risks and uncertainties, please refer the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 11, 2022. On May 10, 2022, the Company entered into a merger agreement to acquire Redbox Entertainment, Inc. We refer you to the presentation filed as Exhibit 99.2 under cover of a Current Report on Form 8-K filed by the Company with the SEC on May 22, 2022 for information regarding the proposed business acquisition transaction. If the proposed business acquisition is consummated, in addition to the risks noted above, we also face the risks detailed in Redbox’s Annual Report on Form 10-K for the year ended December 31, 2021. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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INVESTOR RELATIONS

Taylor Krafchik

Ellipsis

csse@ellipsisir.com

(646) 776-0886

MEDIA CONTACT
Kate Barrette
RooneyPartners LLC
kbarrette@rooneypartners.com
(212) 223-0561